Exhibit 10.2

AMENDMENT AGREEMENT TO THE STOCK ESCROW AGREEMENT DATED 30 MARCH 2015
This AMENDMENT AGREEMENT (the ‘Amendment Agreement”) is made and entered into as 11 June 2018, by and among, Alychlo NV, a limited liability company incorporated under the laws of Belgium, with registered office at Lembergsesteenweg 19, 9820 Merelbeke, and registered under number 0895.140.645 (“Alychlo”), Perrigo Company pic, a public limited liability company incorporated tinder the laws of Ireland (“Perrigo Topco’) and Perrigo Ireland 2, a private company limited by shares incorporated under the laws of Ireland, each with registered office at Treasury Building, Lower Grand Canal Street, Dublin (the •‘Purchaser"!, and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N A., a federally chartered trust company, (collectively, 'Escrow. Agent) (all collectively referred to as the “Parties'’)
Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in that certain share purchase agreement, dated as of November 6, 2014 (the “Purchase Agreement”), by and among Alychlo, Perrigo Topco and Holdco I BE NV (“Holdco”). as amended on March 17, 2015 by amongst others that certain assignment agreement between Perrigo Topco and the Purchaser (the “Assignment Agreement”), and in that certain Stock Escrow Agreement dated March 30, 2015 among Alychlo, Perrigo Topco, the Purchaser and the Escrow Agent (the “Stock Escrow Agreement")
WHEREAS, on June 24, 2016, the Purchaser notified the Escrow Agent of the Purchaser’s pending claim under the Purchase Agreement (“Pending Claim")
WHEREAS, on October 24, 2017, the extraordinary general meeting of Alychlo decided to reduce the registered capital of Alychlo by an amount of EUR 50,000,000 by reimbursing each shareholder an amount of EUR 15,494 26712 per share (the "Reduction") An extract of this decision was published in the Annexes to the Belgian Official Gazette on November 17, 2017.
WHEREAS, further to this Reduction, on January 12, 2018 and in accordance with Article 613 of the Belgian Company Code, the Purchaser and Perrigo Topco requested from Alychlo the constitution of a collateral in relation to the Pending Claim. Alychlo denies that it is required to provide such collateral to the Purchaser and Perrigo Topco as a result of the Reduction,
WHEREAS, after discussions and without prejudice to their respective positions in the context of the Pending Claim, Alychlo, the Purchaser and Perrigo Topco agreed that, in consideration of the Reduction, Alychlo will provide collateral to the Purchaser and Perrigo Topco by adding 425,676 ordinary shares of Perrigo Topco to the 1,081,742 ordinary shares of Perrigo Topco already held in escrow.
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree to amend the Stock Escrow Agreement as follows:

1.    Amendment of the recital of the Stock Escrow Agreement. The recital of the Stock Escrow Agreement is replaced by the following paragraphs:

"WHEREAS, pursuant to the Purchase Agreement Perrigo Topco delivered 1,081,742 shares of the Consideration Perrigo Shares to the Escrow Agent on the date of the Completion Date, to be held subject to and applied as set forth in the Stock Escrow Agreement.

WHEREAS, further to Alychlo’s capital reduction decided by its general meeting on October 24, 2017 (the “Reduction”!, and in accordance with Article 613 of the Belgian Company Code, the Purchaser and Perrigo Topco requested that Alychlo grant them collateral in relation to the Pending Claim.
WHEREAS, the Purchaser, Perrigo Topco and Alychlo agreed that the collateral would constitute an increase of the number of ordinary shares of Perrigo Topco put into escrow hy adding 425,676 additional ordinary shares of Perrigo Topco to the Escrow Account.
WHEREAS, the Purchaser, Perrigo Topco and Alychlo have therefore agreed to add 425,676 ordinary shares of Perrigo Topco to the 1,081,742 ordinary shares of Perrigo Topco already held in escrow for a total of 1,507,418 ordinary shares of Perrigo Topco in escrow (the “Escrow Shares"! and wish such deposit to be subject to the terms and conditions set forth in the Stock Escrow Agreement as amended hy the Amendment Agreement.”
2.     Amendment to Section 9: Notices. Section 9 of the Stock Escrow Agreement is amended to replace the addressees for receipt of notices to Alychlo, Purchaser and Perrigo Topco by deleting the current addressees for Alychlo. Purchaser and Perrigo Topco and inserting the following;
“If to Alychlo:
Alychlo NV
Lembergsesteenweg 19
9820 Merelbckc
Belgium
Marked for the attention of Ms Freya Loncin
E-mail: freya@alychlo.com

With a copy to:
Contrast
Minervastraat 5
B-1930 Zaventem
Belgium
Marked for the attention of Mr Frank Wijckmans and Ms Sofie De Keer
e-mail: frank.wijckmans@contrast-law.be: Sophie.dekeer@contrast-law.be

If to the Purchaser:
Perrigo Ireland 2 Ltd
Treasury Building, Lower Grand Canal Street
Dublin 2
Ireland
E-mail: todd kingma@perrigo.com
marked for the attention of: Todd Kingma
With a copy to:
Fried, Frank, Harris, Shrivcr & Jacobson (London) LLP
41 Lothbury
London EC2R 7HF
England
Marked for the attention of James Kitching / Leigh Mallon
E-mails: James.Kitching@friedfrank.com; leigh.mallon@friedfrank.com
Fried, Frank, Harris, Shriver & Jacobson LLP
801 17,h Street NW
Washington DC
20006
U.S.A,
Marked for the attention of James Wareham ! James Anklam
E-mails: James.wareham@friedfrank.com; James.Anklam@friedfrank.com
Stibbe CVBA/SCRL
25. rue de Loxum
1000 Brussels
Belgium
Marked for the attention of Marc Fyon / Nicolas Résimont
E-mails: Marc.fyon@stibbe.com; Nicolas.resimont@stibbe.com

If to Perrigo Topco:
Perrigo Company Pic
515 Eastern Avenue
Allegan, MI, 49010
E-mail: todd.kingma@perrigo.com
marked for the attention of: Todd Kingma
with a copy to:
Fried, Frank, Harris, Shriver & Jacobson (London) LLP
41 Lothbury
London EC2R 7HF
England
Marked for the attention of James Kitching / Leigh Mallon
E-mails: James.Kitching@friedfrank.com; leigh.mallon@friedfrank.com
Fried, Frank, Harris, Shriver & Jacobson LLP
801 17th Street NW
Washington DC
20006
U.S.A.
Marked for the attention of James Wareham 1 James Anklam
E-mails: James.wareham@friedfrank.com; James.Anklam@friedfrank.com
Stibbe CVBA/SCRL
25, rue de Loxum
1000 Brussels
Belgium
Marked for the attention of Marc Fyon / Nicolas Résimont
E-mails: Marc.Fyon@stibbe.com; Nicolas.Resimont@stibbe.com"

3. Acknowledgments of the Parties
(a)The Parties acknowledge that the increase in the number of Escrow Shares us contemplated by the Amendment Agreement is not contrary to the provisions of the Purchase Agreement (in particular to article 12 of the Purchase Agreement) and the Stock Escrow Agreement (in particular to article 2(e) and article 12 of the Stock Escrow Agreement)
(b) The Purchaser, Perrigo Topco and Alychlo agree that the Purchaser and Perrigo Topco’s acceptance of 425,676 Escrow Shares as collateral is solely m consideration of the Reduction. This acceptance shall not be considered as (i) an admission or acceptance by Alychlo that it is required to provide any collateral to the Purchaser or Perrigo Topco in consideration of the Reduction or further to any future capital reduction decided by Alychlo’s general meeting or (ii) a general agreement by the Purchaser or Perrigo Topco to this form of collateral, nor to this value. If Alychlo's general meeting would decide to proceed with any new capital reduction, the Purchaser and Perrigo Topco reserve all their rights to request another form of collateral and if needed to go to court, whatever the amount or modalities of the capital reduction, and Alychlo reserves all rights to dispute such request.
(c) The Purchaser, Perrigo Topco and Alychlo acknowledge that (i) the Amendment Agreement is executed without prejudice to their respective positions in the context of the Pending Claim, and (ii) by posting collateral, Alychlo makes no concession regarding the validity of any Pending Claim, or any liability under any Pending Claim.
4. Miscellaneous
(a)All provisions of the Stock Escrow Agreement that arc not modified by the present Amendment Agreement remain fully applicable without limitation or reserve.
(b)This Amendment Agreement shall he subject to the provisions of Sections K to 18 of the Stock Purchase Agreement mutatis mutandis.
(c)For the avoidance of doubt this Amendment Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortuous conduct, or otherwise and whether predicated cm common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law.' rules that might lead to the application of the laws of any other jurisdiction.
(d)Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Amendment Agreement Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County, Each party further agrees that service of any process, summons, notice, or document by registered mail to such party's respective address set forth in Section 9 of the Stock Escrow Agreement (as amended) shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 4. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Amendment Agreement in (J) the Supreme Court of the Stale of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(e) In case of inconsistencies or discrepancies between the provisions of this Amendment Agreement and those of the Stock Escrow Agreement, and save as expressly amended in this Amendment Agreement, the provisions of the Stock Escrow Agreement shall prevail.
(f) This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.
[signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement as of the date set forth above.

(1)	ALYCHLO NV

	By:	/s/ Marc Coucke
Name: Marc Coucke
Title: Managing Director/Chairman Board of Directors

(2)	PERRIGO COMPANY PLC

	By:	/s/ Todd Kingma
Name: Todd Kingma
Title: EVP, General Counsel and Secretary

(3)	PERRIGO IRELAND 2 LIMITED

	By:	/s/ Lou Cherico
Name: Lou Cherico
Title: Director

(4)	COMPUTERSHARE INC.

	By:	/s/ Rose Stroud
Name: Rose Stroud
Title: Trust Officer

(5)	COMPUTERSHARE TRUST COMPANY, N.A.

	By:	/s/ Rose Stroud
Name: Rose Stroud
Title: Trust Officer

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